Exhibit 10.80c
March 6, 2006
Via Facsimile and Certified Mail — Return Receipt Request
Mr. Frederic A. Tomarchio
1746 East Joppa Road Associates, LLC
P.O. Box 55
Glenelg, MD 21737

RE:	Lease Agreement dated January 1, 1997 by and between The Three Marquees (“Landlord”) and Monro Muffler Brake, Inc., successor-in-interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 1746 East Joppa Road, Towson, MD [MMB #753]
Dear Fred:
Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the ten-year renewal period commencing on January 1, 2007 and expiring December 31, 2016. The rent for said renewal shall be increased annually by the Consumer Price Index for all Urban Consumer. The adjustment shall be no less than 3.5% per year and no more than 7% per year.
Tenant shall have one ten-year renewal option remaining.
Please do not hesitate to contact me at 800-876-6676 ext. 3384 if you have any questions relative to the renewal.
Yours truly,
Thomas M. Aspenleiter
VP Real Estate
TMA:mc

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